SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED April 23, 1999
(To Prospectus dated November 9, 1998)



                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countywide Home Loans Servicing LP
                                Master Servicer


                         Alternative Loan Trust 1999-1

                                    Issuer


               Mortgage Pass-Through Certificates, Series 1999-6


The Class A-4
certificates represent
obligations of the trust
only and do not                    The Class A-4 Certificates
represent an interest in
or obligation of                   o   This supplement relates to the offering
CWMBS, Inc.,                           of the Class A-4 certificates of the
Countrywide Home                       series referenced above. This supplement
Loans, Inc.,                           does not contain complete information
Countrywide Home                       about the offering of the Class A-4
Loans Servicing LP, or                 certificates. Additional information is
any of their affiliates.               contained in the prospectus supplement
                                       dated April 23, 1999 prepared in
This supplement may                    connection with the offering of the
be used to offer and sell              offered certificates of the series
the offered certificates               referenced above and in the prospectus
only if accompanied by                 of the depositor dated November 9, 1998.
the prospectus                         You are urged to read this supplement,
supplement and the                     the prospectus supplement and the
prospectus.                            prospectus in full.

                                   o   As of the April 25, 2002, the class
                                       certificate balance of the Class A-4
                                       certificates was approximately
                                       $62,022,494.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-4 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.


April 30, 2002

                               THE MORTGAGE POOL


     As of April 1, 2002 (the "Reference Date"), The Mortgage Loans included approximately 1949 Mortgage Loans having an aggregate Stated Principal Balance of approximately $247,504,824.


     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                                            As of
                                                                                        April 1, 2002
         Total Number of Mortgage Loans ...........................................         1949
         Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
                  30-59 days.......................................................         1.74%
                                                                                            -----
                  60-90 days.......................................................         0.72%
                                                                                            -----
                  91 days or more (excluding pending foreclosures).................         0.82%
                                                                                            -----
                  Total Delinquencies..............................................         3.28%
                                                                                            =====
         Foreclosures Pending......................................................         0.46%
                                                                                            -----
         Total Delinquencies and foreclosures pending..............................         3.74%
                                                                                            =====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100%.

                           SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by Countrywide Home Loans, Inc. (including Countrywide Home Loans Servicing LP) and its subsidiaries and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and any relative lack of seasoning of such servicing portfolio which increased from approximately $8.671 billion at February 28, 1997, to approximately $11.002 billion at February 28, 1998, to approximately $15.381 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, and to approximately $26.438 billion at March 31, 2002. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:

                                                       At February 28, (29),                          10 Month
                                                                                                    Period Ended
                                                                                                    December 31,

                                       1998            1999            2000            2001             2001
                                       ----            ----            ----            ----             ----
Delinquent Mortgage Loans and
     Pending Foreclosures at
     Period End:
         30-59 days..............      1.08%           1.03%           1.37%           1.61%            1.89%
         60-89 days..............      0.16            0.18            0.22            0.28             0.39
         90 days or more
              (excluding
              pending
              foreclosures)......      0.16            0.12            0.16            0.14             0.23
                                       ----            ----            ----            ----             ----
         Total of delinquencies..      1.40%           1.33%           1.75%           2.03%            2.51%
                                       ====            ====            ====            ====             ====
Foreclosures pending.............      0.17%           0.14%           0.16            0.27%            0.31%
                                       ====            ====            ====            ====             ====
Total delinquencies and
     foreclosures pending........      1.57%           1.47%           1.92%           2.30%            2.82%
                                       ====            ====            ====            ====             ====
Net Gains/(Losses) on
     liquidated loans (1)........  $(2,662,000)    $(3,704,605)    $(3,076,240)    $(2,988,604)     $(5,677,141)
Percentage of Net
     Gains/(Losses) on
     liquidated loans (1)(2).....     (0.024)%        (0.0018)%       (0.017)%        (0.014)%         (0.022)%
Percentage of Net
     Gains/(Losses) on
     liquidated loans (based on
     average outstanding              (0.027)%        (0.021)%        (0.018)%        (0.015)%         (0.023)%
     principal balance)(1).......

_____________________
(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).

(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.


                    DESCRIPTION OF THE CLASS A-4 CERTIFICATES

     The Class A-4 Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class A-4 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates -- Principal".

     As of April 25, 2002 (the "Certificate Date"), the Class Certificate Balance of the Class A-4 Certificates was approximately $62,022,494 evidencing a beneficial ownership interest of approximately 25.059% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $224,965,016 and evidenced in the aggregate a beneficial ownership interest of approximately 90.893% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $22,539,808 and evidenced in the aggregate a beneficial ownership interest of approximately 9.107% in the Trust Fund. For additional information with respect to the Class A-4 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The monthly statement for April 2002, which has been furnished to Certificateholders of record on the most recent Distribution Date, is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations --Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans prepay at the specified constant Prepayment Assumption, (ii) no defaults in the payment by Mortgagors of principal of any interest on the Mortgage Loans are experienced,
(iii) the scheduled payment for each Mortgage Loan is received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (iv) prepayments are allocated as described in the Prospectus Supplement without giving effect to loss and delinquency tests, (v) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date, (vi) the scheduled monthly payment for each Mortgage Loan has been calculated such that each Mortgage Loan will amortize in amounts sufficient to repay the current balance of such Mortgage Loan by its respective remaining term to maturity, (vii) the Class Certificate Balance of the Class A-4 Certificates is $62,022,494, (viii) interest accrues on the Class A-4 Certificates at the applicable interest rate described in the Prospectus Supplement, (ix) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (x) the closing date of the sale of the Class A-4 Certificates is April 30, 2002, (xi) the Seller is not required to repurchase or substitute for any Mortgage Loan, (xii) the Master Servicer does not exercise the option to repurchase the Mortgage Loans described in the Prospectus Supplement under the headings "--Optional Purchase of Defaulted Loans" and "--Optional Termination" in the Prospectus Supplement, and (xiii) no Class of Certificates become a Restricted Class. While it is assumed that each of the Mortgaged Loans prepays at the specified constant Prepayment Assumption (as defined below), this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Assumption") represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. A 100% Prepayment Assumption assumes Constant Prepayment Rate ("CPR") of 4.0% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 1.09090909% (precisely 12/11) per annum thereafter until the eleventh month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a 100% Prepayment Assumption assumes a CPR of 16% per annum each month. As used herein, a 50% Prepayment Assumption assumes prepayment rate equal to 50% of the Prepayment Assumption. Correspondingly, a 200% Prepayment Assumption uses prepayment rates equal to 200% of the Prepayment assumption, and so forth.


                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table


         The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class A-4 Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Assumption and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, it is not likely that (i) all of the Mortgage Loans have the interest rates, remaining terms to maturity or any other precise characteristics described under "Revised Structuring Assumptions" herein or (ii) all of the Mortgage Loans will prepay at the constant percentages of the Prepayment Assumption specified in the table or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table, which has been prepared using the specified constant percentages of the Prepayment Assumption, even if the remaining terms to maturity of the Mortgage Loans are consistent with the remaining terms to maturity of the Mortgage Loans assumed in the Revised Structuring Assumptions.

                         Percent of Class Certificate
                             Balance Outstanding*

                                                            Class A-4
                                                      Prepayment Assumption
         Distribution Date              0%        50%       100%       150%        200%
         -----------------              --        ---       ----       ----        ----
Initial Percent...................      100        100        100        100        100
 April 30, 2002...................       41         41         41         41         41
 April 25, 2003...................       41         39         37         35         31
 April 25, 2004...................       41         37         34         13          0
 April 25, 2005...................       41         36         19          0          0
 April 25, 2006...................       40         34          9          0          0
 April 25, 2007...................       40         33          3          0          0
 April 25, 2008...................       40         28          1          0          0
 April 25, 2009...................       40         23          0          0          0
 April 25, 2010...................       40         21          0          0          0
 April 25, 2011...................       39         21          0          0          0
 April 25, 2012...................       39         18          0          0          0
 April 25, 2013...................       39         16          0          0          0
 April 25, 2014...................       38         15          0          0          0
 April 25, 2015...................       38         13          0          0          0
 April 25, 2016...................       38         12          0          0          0
 April 25, 2017...................       37         12          0          0          0
 April 25, 2018...................       37          8          0          0          0
 April 25, 2019...................       37          5          0          0          0
 April 25, 2020...................       36          2          0          0          0
 April 25, 2021...................       35          0          0          0          0
 April 25, 2022...................       34          0          0          0          0
 April 25, 2023...................       34          0          0          0          0
 April 25, 2024...................       29          0          0          0          0
 April 25, 2025...................       12          0          0          0          0
 April 25, 2025...................       21          0          0          0          0
 April 25, 2026...................       12          0          0          0          0
 April 25, 2027...................        3          0          0          0          0
 April 25, 2028...................        0          0          0          0          0
Weighted Average Life (years) **..     21.5         9.3        3.0        1.7        1.2


     *   Rounded to the nearest whole percentage.

     ** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                               CREDIT ENHANCEMENT


     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $2,547,327 and $121,616.00 and $2,547,327, respectively.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class A-4 Certificates discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

Foreign Investors

     A Foreign Investor who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Certificates on its own behalf will not be subject to United States Federal income taxes on payments of principal, premium, interest or original issue discount on a Certificate, unless such Foreign Investor is a direct or indirect 10% or greater certificateholder of the Trust Fund, a controlled foreign corporation related to the Trust Fund or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

     - is signed under penalties of perjury by the beneficial owner of the Certificate,

     - certifies that such owner is not a U.S. Holder, and

     - provides the beneficial owner's name and address.

     A "Withholding Agent" is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Foreign Investor (which itself is not a Withholding Agent).

     Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A Certificate Owner who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of Certificates held by a foreign partnership (or foreign trust), the partnership (or trust) will be required to provide the certification from each of its partners (or beneficiaries), and the partnership (or trust) will be required to provide certain additional information.

     A foreign Certificate Owner whose income with respect to its investment in a Certificate is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. person provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

     Certain securities clearing organizations, and other entities, who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

     Generally, a Foreign Investor will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Certificate, unless such Foreign Investor is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a Foreign Investor should consult its tax advisor in this regard.

     The Certificates will not be includible in the estate of a Foreign Investor unless the individual is a direct or indirect 10% or greater certificateholder of the Trust Fund or, at the time of such individual's death, payments in respect of the Certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States.

Backup Withholding

     Backup withholding of United States Federal income tax may apply to payments made in respect of the Certificates to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Certificates to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those Foreign Investors who are not exempt recipients.

     In addition, upon the sale of a Certificate to (or through) a broker, the broker must report the sale and backup withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller certifies that such seller is a Foreign Investor (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

                              ERISA CONSIDERATIONS

     Prospective purchasers of the Class A-4 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the

Prospectus Supplement, it is expected that the Exemptions will apply to the acquisition and holding of Class A-4 Certificates by Plans and that all conditions of the Exemptions other than those within the control of purchasers of the Certificates will be met.

                                     RATINGS

     The Class A-4 Certificates are currently rated "AAA" by Fitch Ratings and "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-4 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

                              The Mortgage Loans


                               Mortgage Rates (1)
--------------------------------------------------------------------------------
                          Number of             Aggregate
                           Mortgage         Principal Balance    Percent of Loan
 Mortgage Rates (%)         Loans              Outstanding             Group
--------------------------------------------------------------------------------
 6.375                          1                $64,685.00                0.03%
 6.500                         15             $2,671,951.00                1.08
 6.625                         15             $1,823,904.00                0.74
 6.750                         73            $10,453,056.00                4.23
 6.875                        149            $25,568,189.00               10.35
 7.000                        181            $26,251,346.00               10.63
 7.125                        149            $23,748,996.00                9.61
 7.250                        234            $34,242,621.00               13.86
 7.375                        162            $22,383,898.00                9.06
 7.500                        244            $29,429,348.00               11.91
 7.625                        104            $12,588,077.00                5.10
 7.750                        142            $15,908,050.00                6.44
 7.875                        105            $11,280,730.00                4.57
 8.000                         70             $6,196,165.00                2.51
 8.125                         45             $3,706,610.00                1.50
 8.250                         49             $4,683,796.00                1.90
 8.375                         37             $4,087,290.00                1.65
 8.500                         78             $5,938,400.00                2.40
 8.625                         37             $2,903,335.00                1.18
 8.750                         15             $1,000,096.00                0.40
 8.875                         23             $1,210,194.00                0.49
 9.000                         17               $837,920.00                0.34
 9.800                          1                $57,770.00                0.02
                             ----           ---------------              ------
               Total         1946           $247,036,427.00              100.00%
                             ====           ===============              ======
________________________________
(1) The Lender PMI Mortgage Loans are shown at the Mortgage Rates net of the interest premium charged by the related lenders. As of the Reference Date, the weighted average Mortgage Rate of the Mortgage Loans (as so adjusted) is expected to be approximately

                       Original Loan-to-Value Ratios (1)
--------------------------------------------------------------------------------
                                 Number of       Aggregate
Original Loan-to-Value Ratios     Mortgage   Principal Balance   Percent of Loan
           (%)                      Loans       Outstanding           Group
--------------------------------------------------------------------------------
50.00 and below                      163      $22,974,366.00               9.30%
50.01-55.00                           59       $9,311,861.00               3.77
55.01-60.00                           72      $13,516,303.00               5.47
60.01-65.00                          107      $14,788,370.00               5.99
65.01-70.00                          193      $23,704,578.00               9.60
70.01-75.00                          470      $52,790,485.00              21.37
75.01-80.00                          509      $75,088,917.00              30.40
80.01-85.00                          119      $12,292,123.00               4.98
85.01-90.00                          209      $17,532,948.00               7.10
90.01-95.00                           45       $5,036,479.00               2.04
                                    ----     ---------------             ------
                         Total      1946     $247,036,430.00             100.00%
                                    ====     ===============             ======
________________________
(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is expected to be approximately 70.19%.

                  Current Mortgage Loan Principal Balances (1)
--------------------------------------------------------------------------------
                                   Number of      Aggregate
   Current Mortgage Loan           Mortgage   Principal Balance  Percent of Loan
           Amounts                  Loans        Outstanding          Group
--------------------------------------------------------------------------------

       $0.01 to $50,000.00           246        $9,188,966.00              3.72%
  $50,000.01 to $100,000.00          704       $52,973,562.00             21.44
 $100,000.01 to $150,000.00          491       $60,301,452.00             24.41
 $150,000.01 to $200,000.00          253       $43,561,482.00             17.63
 $200,000.01 to $250,000.00           98       $21,561,568.00              8.73
 $250,000.01 to $300,000.00           52       $14,427,050.00              5.84
 $300,000.01 to $350,000.00           35       $11,257,097.00              4.56
 $350,000.01 to $400,000.00           20        $7,594,443.00              3.07
 $400,000.01 to $450,000.00           16        $6,717,964.00              2.72
 $450,000.01 to $500,000.00            9        $4,268,490.00              1.73
 $500,000.01 to $550,000.00            5        $2,582,973.00              1.05
 $550,000.01 to $600,000.00            5        $2,897,638.00              1.17
 $600,000.01 to $650,000.00            3        $1,874,743.00              0.76
 $700,000.01 to $750,000.00            3        $2,176,319.00              0.88
 $750,000.01 to $1,000,000.00          4        $3,373,412.00              1.37
$1,000,000.01 to $1,500,000.00         2        $2,279,270.00              0.92
                                     ---      ---------------            ------
                          Total     1946      $247,036,429.00            100.00%
                                     ===      ===============            ======
________________________
(1) As of the Reference Date, the average current principal balance for Mortgage Loans is expected to be approximately $126,946.

                    Documentation Program for Mortgage Loans
--------------------------------------------------------------------------------
                             Number of          Aggregate
                             Mortgage       Principal Balance    Percent of Loan
   Type of Program            Loans            Outstanding            Group
--------------------------------------------------------------------------------
Reduced                         910          $128,190,855.00              51.89%
Full                            542           $65,309,003.00              26.44
Alternative                     270           $31,498,928.00              12.75
No Income / No Asset            124           $11,726,408.00               4.75
CLUES                            97           $10,084,900.00               4.08
Streamlined                       3              $226,335.00               0.09
                               ----          ---------------             ------
      Total                    1946          $247,036,429.00             100.00%
                               ====          ===============             ======

                         Types of Mortgaged Properties
--------------------------------------------------------------------------------
                              Number of          Aggregate
                              Mortgage       Principal Balance   Percent of Loan
   Property Type               Loans            Outstanding           Group
--------------------------------------------------------------------------------
Single Family                  1341          $171,480,877.00              69.42%
Planned Unit Development        223           $34,227,045.00              13.86
2-4 Family                      159           $16,502,750.00               6.68
Condominium                      94           $10,401,549.00               4.21
4-4 Family                       75            $9,002,397.00               3.64
3-4 Family                       45            $4,793,501.00               1.94
Manufactured                      7              $420,558.00               0.17
Unknown                           2              $207,753.00               0.08
                               ----          ---------------             ------
      Total                    1946          $247,036,430.00             100.00%
                               ====          ===============             ======

                              Occupancy Types (1)
--------------------------------------------------------------------------------
                              Number of          Aggregate
                              Mortgage       Principal Balance   Percent of Loan
   Occupancy Type               Loans            Outstanding           Group
--------------------------------------------------------------------------------

Primary Residence              1337           $196,103,603.00             79.38%
Investor Property               583            $47,525,348.00             19.24
Secondary Residence              26             $3,407,478.00              1.38
                               ----           ---------------            ------
      Total                    1946           $247,036,429.00            100.00%
                               ====           ===============            ======
________________________
(1) Based upon representations of the related mortgagors at the time of origination.

                 State Distribution of Mortgaged Properties (1)

--------------------------------------------------------------------------------
                             Number of        Aggregate
                              Mortgage     Principal Balance     Percent of Loan
   State Type                  Loans          Outstanding             Group
--------------------------------------------------------------------------------
Arizona                           52         $5,236,286.00                 2.12%
California                       317        $60,654,129.00                24.55
Colorado                          93        $12,938,354.00                 5.24
Florida                          162        $15,558,554.00                 6.30
Illinois                          61         $5,912,013.00                 2.39
Massachusetts                     55         $7,375,852.00                 2.99
Maryland                          32         $5,136,115.00                 2.08
Michigan                          66         $6,116,019.00                 2.48
North Carolina                    50         $4,975,290.00                 2.01
New Jersey                        76         $9,726,913.00                 3.94
New York                          73        $12,043,977.00                 4.88
Ohio                              72         $6,199,775.00                 2.51
Pennsylvania                      73         $6,990,347.00                 2.83
Texas                            129        $14,556,831.00                 5.89
Virginia                          43         $7,297,544.00                 2.95
Washington                        70         $9,519,154.00                 3.85
Other (Less than 2%)             522        $56,799,276.00                23.01
                                ----       ---------------               ------
      Total                     1946       $247,036,429.00               100.00%
                                ====       ===============               ======
________________________
(1) Other includes 36 other states and the District of Columbia with under 2% concentrations individually. No more than approximately 0.60% of the Mortgage Loans will be secured by Mortgaged Properties located in any one postal zip code area.


                          Purpose of Mortgage Loans

--------------------------------------------------------------------------------
                              Number of        Aggregate
                              Mortgage     Principal Balance     Percent of Loan
   Loan Purpose                Loans          Outstanding             Group
--------------------------------------------------------------------------------
Purchase                        749          $93,537,361.00               37.86%
Refinance (cash out)            779          $93,459,021.00               37.83
Refinance (rate/term)           418          $60,040,047.00               24.30
                               ----         ---------------              ------
      Total                    1946         $247,036,429.00              100.00%
                               ====         ===============              ======

                        Remaining Terms to Maturity (1)
--------------------------------------------------------------------------------
                             Number of         Aggregate
Remaining Term to Maturity    Mortgage      Principal Balance    Percent of Loan
        (Months)               Loans           Outstanding            Group
--------------------------------------------------------------------------------
325                                7              $771,821.00            0.31%
324                              699           $92,050,098.00           37.26
323                              948          $122,065,604.00           49.41
322                              135           $16,087,216.00            6.51
321                               68            $7,473,224.00            3.03
320                               24            $2,033,970.00            0.82
319                                2              $243,023.00            0.10
318                                3              $253,003.00            0.10
317                                3              $262,792.00            0.11
316                                2              $266,087.00            0.11
315                                4              $284,104.00            0.12
314                                1              $338,519.00            0.14
264                                1              $125,365.00            0.05
263                                5              $519,254.00            0.21
204                               15            $1,302,362.00            0.53
203                               29            $2,959,988.00            1.20
                                ----          ---------------          ------
             Total              1946          $247,036,429.00          100.00%
                                ====          ===============          ======
________________________
(1) As of the Reference Date, the weighted average remaining term to maturity of the Mortgage Loans is expected to be approximately 321 months.

                                   EXHIBIT 2

                         April 2002 Trustee Statement
                                  (attached)

THE                                                                                                     Distribution Date: 4/25/02
BANK OF
NEW
YORK

5 Penn Plaza
New York, NY 10001

Attn:  Courtney Bartholomew
       212-328-7569


                                                       Countrywide Home Loans
                                                 Mortgage Pass-Through Certificates
                                                            Series 1999-6

                                           Certificateholder Monthly Distribution Summary

----------------------------------------------------------------------------------------------------------------------------
                                    Certificate                       Pass
                          Class         Rate        Beginning        Through       Principal      Interest         Total
  Class      Cusip     Description      Type         Balance        Rate (%)     Distribution   Distribution   Distribution
----------------------------------------------------------------------------------------------------------------------------
   A1      12669BBE1     Senior      Fix-30/360    8,229,435.35     6.750000       702,371.07     46,284.06     748,655.13
   A2      12669BBF8     Senior      Fix-30/360   19,202,015.80     6.450000     1,638,865.83    103,196.30   1,742,062.13
   A3      12669BBG6     Senior      Fix-30/360   34,851,658.67     6.500000     2,974,541.48    188,753.24   3,163,294.71
   A4      12669BBH4     Senior      Fix-30/360   63,099,463.23     6.750000     1,076,968.97    354,884.51   1,431,853.48
   A5      12669BBJ0     Senior      Fix-30/360   34,000,000.00     6.500000             0.00    184,140.74     184,140.74
   A6      12669BBK7    Strip IO     Fix-30/360   34,000,000.00     0.220000             0.00      6,232.46       6,232.46
   A7      12669BBL5     Senior      Var-30/360    7,941,405.11     2.200000       677,788.08     14,557.19     692,345.27
   A8      12669BBM3    Strip IO     Var-30/360    7,941,405.11     6.300000             0.00     41,686.51      41,686.51
   A9      12669BBN1     Senior      Fix-30/360   63,300,000.00     6.750000             0.00    356,012.37     356,012.37
   PO      12669BBP6    Strip PO     Fix-30/360    1,418,615.35     0.000000         7,042.46          0.00       7,042.46
    X      12669BBQ4    Strip IO     Fix-30/360   15,392,173.30     7.000000             0.00     89,777.68      89,777.68
   AR      12669BBR2     Senior      Fix-30/360            0.00     6.750000             0.00          0.31           0.31
----------------------------------------------------------------------------------------------------------------------------

    M      12669BBS0     Junior      Fix-30/360   10,852,198.14     6.750000        11,712.38     61,035.02      72,747.40
   B1      12669BBT8     Junior      Fix-30/360    4,844,530.76     6.750000         5,228.52     27,246.65      32,475.17
   B2      12669BBU5     Junior      Fix-30/360    2,712,936.39     6.750000         2,927.97     15,258.12      18,186.09
   B3      12669BBV3     Junior      Fix-30/360    1,744,030.62     6.750000         1,882.27      9,808.79      11,691.06
   B4      12669BBW1     Junior      Fix-30/360    1,162,686.76     6.750000         1,254.85      6,539.19       7,794.04
   B5      12669BBX9     Junior      Fix-30/360    1,373,738.96     6.750000         1,482.63      7,726.19       9,208.82
----------------------------------------------------------------------------------------------------------------------------

 Totals                                          254,732,715.14                  7,102,066.51  1,513,139.33   8,615,205.83
----------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------
             Current                       Cumulative
             Realized        Ending         Realized
  Class       Losses         Balance         Losses
---------------------------------------------------------
   A1             0.00      7,527,064.28         0.00
   A2             0.00     17,563,149.98         0.00
   A3             0.00     31,877,117.20         0.00
   A4             0.00     62,022,494.25         0.00
   A5             0.00     34,000,000.00         0.00
   A6             0.00     34,000,000.00         0.00
   A7             0.00      7,263,617.03         0.00
   A8             0.00      7,263,617.03         0.00
   A9             0.00     63,300,000.00         0.00
   PO             0.00      1,411,572.89         0.00
    X             0.00     14,680,346.09         0.00
   AR             0.00              0.00         0.00
---------------------------------------------------------

    M             0.00     10,840,485.76         0.00
   B1             0.00      4,839,302.24         0.00
   B2             0.00      2,710,008.42         0.00
   B3             0.00      1,742,148.35         0.00
   B4             0.00      1,161,431.92         0.00
   B5       125,824.65      1,246,431.68   306,172.42
---------------------------------------------------------

 Totals     125,824.65    247,504,824.00   306,172.42
---------------------------------------------------------


THE                                                                                                    Distribution Date:  4/25/02
BANK OF
NEW
YORK

5 Penn Plaza
New York, NY 10001

Attn:    Courtney Bartholomew
         212-328-7569

                                                       Countrywide Home Loans
                                                 Mortgage Pass-Through Certificates
                                                            Series 1999-6

                                                    Principal Distribution Detail

--------------------------------------------------------------------------------------------------------------------------------
                                    Original           Beginning        Scheduled                  Unscheduled        Net
                                  Certificate         Certificate       Principal     Accretion     Principal      Principal
    Class          Cusip            Balance             Balance       Distribution    Principal    Adjustments   Distribution
--------------------------------------------------------------------------------------------------------------------------------
     A1          12669BBE1       15,000,000.00        8,229,435.35      702,371.07       0.00         0.00         702,371.07
     A2          12669BBF8       35,000,000.00       19,202,015.80    1,638,865.83       0.00         0.00       1,638,865.83
     A3          12669BBG6       63,525,000.00       34,851,658.67    2,974,541.48       0.00         0.00       2,974,541.48
     A4          12669BBH4      149,981,000.00       63,099,463.23    1,076,968.97       0.00         0.00       1,076,968.97
     A5          12669BBJ0       34,000,000.00       34,000,000.00            0.00       0.00         0.00               0.00
     A6          12669BBK7       34,000,000.00       34,000,000.00            0.00       0.00         0.00               0.00
     A7          12669BBL5       14,475,000.00        7,941,405.11      677,788.08       0.00         0.00         677,788.08
     A8          12669BBM3       14,475,000.00        7,941,405.11            0.00       0.00         0.00               0.00
     A9          12669BBN1       63,300,000.00       63,300,000.00            0.00       0.00         0.00               0.00
     PO          12669BBP6        1,702,340.00        1,418,615.35        7,042.46       0.00         0.00           7,042.46
      X          12669BBQ4       29,010,422.00       15,392,173.30            0.00       0.00         0.00               0.00
     AR          12669BBR2              100.00                0.00            0.00       0.00         0.00               0.00
--------------------------------------------------------------------------------------------------------------------------------

      M          12669BBS0       11,217,843.00       10,852,198.14       11,712.38       0.00         0.00          11,712.38
     B1          12669BBT8        5,007,756.00        4,844,530.76        5,228.52       0.00         0.00           5,228.52
     B2          12669BBU5        2,804,343.00        2,712,936.39        2,927.97       0.00         0.00           2,927.97
     B3          12669BBV3        1,802,792.00        1,744,030.62        1,882.27       0.00         0.00           1,882.27
     B4          12669BBW1        1,201,861.00        1,162,686.76        1,254.85       0.00         0.00           1,254.85
     B5          12669BBX9        1,602,484.79        1,373,738.96        1,482.63       0.00         0.00           1,482.63
--------------------------------------------------------------------------------------------------------------------------------

   Totals                       400,620,519.79      254,732,715.14    7,102,066.51       0.00         0.00       7,102,066.51
--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------
                  Current         Ending              Ending
                 Realized       Certificate        Certificate
    Class         Losses          Balance             Factor
--------------------------------------------------------------------
     A1                0.00      7,527,064.28     0.50180428529
     A2                0.00     17,563,149.98     0.50180428501
     A3                0.00     31,877,117.20     0.50180428486
     A4                0.00     62,022,494.25     0.41353567621
     A5                0.00     34,000,000.00     1.00000000000
     A6                0.00     34,000,000.00     1.00000000000
     A7                0.00      7,263,617.03     0.50180428525
     A8                0.00      7,263,617.03     0.50180428525
     A9                0.00     63,300,000.00     1.00000000000
     PO                0.00      1,411,572.89     0.82919563275
      X                0.00     14,680,346.09     0.50603697147
     AR                0.00              0.00     0.00000000000
--------------------------------------------------------------------

      M                0.00     10,840,485.76     0.96636098045
     B1                0.00      4,839,302.24     0.96636142808
     B2                0.00      2,710,008.42     0.96636125471
     B3                0.00      1,742,148.35     0.96636126165
     B4                0.00      1,161,431.92     0.96636126426
     B5          125,824.65      1,246,431.68     0.77781186367
--------------------------------------------------------------------

   Totals        125,824.65    247,504,824.00
--------------------------------------------------------------------


THE                                                                                                   Distribution Date:  4/25/02
BANK OF
NEW
YORK

5 Penn Plaza
New York, NY 10001

Attn:    Courtney Bartholomew
         212-328-7569


                                                       Countrywide Home Loans
                                                 Mortgage Pass-Through Certificates
                                                            Series 1999-6

                                                    Interest Distribution Detail

----------------------------------------------------------------------------------------------------------------------------
                  Beginning            Pass              Accrued           Cumulative                            Total
                 Certificate         Through             Optimal             Unpaid          Deferred           Interest
    Class          Balance           Rate (%)            Interest           Interest         Interest             Due
----------------------------------------------------------------------------------------------------------------------------
     A1           8,229,435.35         6.750000            46,290.57             0.00             0.00           46,290.57
     A2          19,202,015.80         6.450000           103,210.83             0.00             0.00          103,210.83
     A3          34,851,658.67         6.500000           188,779.82             0.00             0.00          188,779.82
     A4          63,099,463.23         6.750000           354,934.48             0.00             0.00          354,934.48
     A5          34,000,000.00         6.500000           184,166.67             0.00             0.00          184,166.67
     A6          34,000,000.00         0.220000             6,233.33             0.00             0.00            6,233.33
     A7           7,941,405.11         2.200000            14,559.24             0.00             0.00           14,559.24
     A8           7,941,405.11         6.300000            41,692.38             0.00             0.00           41,692.38
     A9          63,300,000.00         6.750000           356,062.50             0.00             0.00          356,062.50
     PO           1,418,615.35         0.000000                 0.00             0.00             0.00                0.00
      X          15,392,173.30         7.000000            89,787.68             0.00             0.00           89,787.68
     AR                   0.00         6.750000                 0.00             0.00             0.00                0.00
----------------------------------------------------------------------------------------------------------------------------

      M          10,852,198.14         6.750000            61,043.61             0.00             0.00           61,043.61
     B1           4,844,530.76         6.750000            27,250.49             0.00             0.00           27,250.49
     B2           2,712,936.39         6.750000            15,260.27             0.00             0.00           15,260.27
     B3           1,744,030.62         6.750000             9,810.17             0.00             0.00            9,810.17
     B4           1,162,686.76         6.750000             6,540.11             0.00             0.00            6,540.11
     B5           1,373,738.96         6.750000             7,727.28             0.00             0.00            7,727.28
----------------------------------------------------------------------------------------------------------------------------

   Totals       254,732,715.14                          1,513,349.43             0.00             0.00        1,513,349.43
----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------
                    Net          Unscheduled
                 Prepayment        Interest            Interest
    Class      Int Shortfall      Adjustment             Paid
-----------------------------------------------------------------------
     A1                 6.52           0.00               46,284.06
     A2                14.53           0.00              103,196.30
     A3                26.58           0.00              188,753.24
     A4                49.97           0.00              354,884.51
     A5                25.93           0.00              184,140.74
     A6                 0.88           0.00                6,232.46
     A7                 2.05           0.00               14,557.19
     A8                 5.87           0.00               41,686.51
     A9                50.13           0.00              356,012.37
     PO                 0.00           0.00                    0.00
      X                10.00           0.00               89,777.68
     AR                 0.00           0.00                    0.31
-----------------------------------------------------------------------

      M                 8.59           0.00               61,035.02
     B1                 3.84           0.00               27,246.65
     B2                 2.15           0.00               15,258.12
     B3                 1.38           0.00                9,808.79
     B4                 0.92           0.00                6,539.19
     B5                 1.09           0.00                7,726.19
-----------------------------------------------------------------------

   Totals             210.43           0.00            1,513,139.33
-----------------------------------------------------------------------


THE                                                                                                   Distribution Date:  4/25/02
BANK OF
NEW
YORK

5 Penn Plaza
New York, NY 10001

Attn:    Courtney Bartholomew
         212-328-7569

                                                       Countrywide Home Loans
                                                 Mortgage Pass-Through Certificates
                                                            Series 1999-6

                                                     Current Payment Information
                                                         Factors per $1,000

-------------------------------------------------------------------------------------------------------------------------------
                                            Original             Beginning Cert.
                                           Certificate               Notional              Principal              Interest
     Class             Cusip                 Balance                 Balance              Distribution          Distribution
-------------------------------------------------------------------------------------------------------------------------------
       A1            12669BBE1            15,000,000.00            548.629023204           46.824737911           3.085603758
       A2            12669BBF8            35,000,000.00            548.629022918           46.824737911           2.948465811
       A3            12669BBG6            63,525,000.00            548.629022771           46.824737911           2.971322135
       A4            12669BBH4           149,981,000.00            420.716378912            7.180702702           2.366196436
       A5            12669BBJ0            34,000,000.00          1,000.000000000            0.000000000           5.415904029
       A6            12669BBK7            34,000,000.00          1,000.000000000            0.000000000           0.183307521
       A7            12669BBL5            14,475,000.00            548.629023163           46.824737911           1.005678262
       A8            12669BBM3            14,475,000.00            548.629023163            0.000000000           2.879896840
       A9            12669BBN1            63,300,000.00          1,000.000000000            0.000000000           5.624208030
       PO            12669BBP6             1,702,340.00            833.332560786            4.136928037           0.000000000
       X             12669BBQ4            29,010,422.00            530.573919263            0.000000000           3.094669825
       AR            12669BBR2                   100.00              0.000000000            0.000000000           3.081564421
-------------------------------------------------------------------------------------------------------------------------------

       M             12669BBS0            11,217,843.00            967.405064878            1.044084860           5.440887334
       B1            12669BBT8             5,007,756.00            967.405513422            1.044085345           5.440889856
       B2            12669BBU5             2,804,343.00            967.405339871            1.044085157           5.440888880
       B3            12669BBV3             1,802,792.00            967.405346814            1.044085165           5.440888919
       B4            12669BBW1             1,201,861.00            967.405349428            1.044085168           5.440888934
       B5            12669BBX9             1,602,484.79            857.255535738            0.925204507           4.821383468
-------------------------------------------------------------------------------------------------------------------------------
     Totals                              400,620,519.79            635.845401213           17.727665357           3.776989084
-------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------
                      Ending Cert.                  Pass
                        Notional                  Through
     Class               Balance                  Rate (%)
--------------------------------------------------------------------
       A1              501.804285293               6.750000
       A2              501.804285007               6.450000
       A3              501.804284860               6.500000
       A4              413.535676210               6.750000
       A5            1,000.000000000               6.500000
       A6            1,000.000000000               0.220000
       A7              501.804285252               2.200000
       A8              501.804285252               6.300000
       A9            1,000.000000000               6.750000
       PO              829.195632750               0.000000
       X               506.036971472               7.000000
       AR                0.000000000               6.750000
--------------------------------------------------------------------

       M               966.360980449               6.750000
       B1              966.361428077               6.750000
       B2              966.361254714               6.750000
       B3              966.361261649               6.750000
       B4              966.361264261               6.750000
       B5              777.811863670               6.750000
--------------------------------------------------------------------
     Totals            617.803661504
--------------------------------------------------------------------


  THE                                                                                                 Distribution Date:  4/25/02
  BANK OF
  NEW
  YORK

  5 Penn Plaza
  New York, NY 10001

  Attn:  Courtney Bartholomew
         212-328-7569

                                                       Countrywide Home Loans
                                                 Mortgage Pass-Through Certificates
                                                            Series 1999-6
 Pool Level Data
 Distribution Date                                                                                                        4/25/02
 Cut-off Date                                                                                                              4/1/99
 Determination Date                                                                                                        4/1/02
 Accrual Period                        Begin                                                                               3/1/02
                                       End                                                                                 4/1/02
 Number of Days in Accrual Period                                                                                              31
---------------------------------------------------------------------------------
                             Collateral Information
---------------------------------------------------------------------------------
 Group 1
 -------

 Cut-Off Date Balance                                                                                              400,620,520.00

 Beginning Aggregate Pool Stated Principal Balance                                                                 254,732,718.30
 Ending Aggregate Pool Stated Principal Balance                                                                    247,504,827.15

 Beginning Aggregate Certificate Stated Principal Balance                                                          254,732,715.14
 Ending Aggregate Certificate Stated Principal Balance                                                             247,504,823.99

 Beginning Aggregate Loan Count                                                                                              1995
 Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                               46
 Ending Aggregate Loan Count                                                                                                 1949

 Beginning Weighted Average Loan Rate (WAC)                                                                             7.404019%
 Ending Weighted Average Loan Rate (WAC)                                                                                7.395604%

 Beginning Net Weighted Average Loan Rate                                                                               7.135383%
 Ending Net Weighted Average Loan Rate                                                                                  7.126697%

 Weighted Average Maturity (WAM) (Months)                                                                                     321

 Servicer Advances                                                                                                      70,678.32

 Aggregate Pool Prepayment                                                                                           6,517,253.98
 Pool Prepayment Rate                                                                                                 28.2836 CPR



---------------------------------------------------------------------------------
                             Collateral Information
---------------------------------------------------------------------------------
 Group 1
 -------

 Senior Percentage                                                                                                 91.0426929850%
 Senior Prepayment Percentage                                                                                     100.0000000000%

 Subordinate Percentage                                                                                             8.9573070150%
 Subordinate Prepayment Percentage                                                                                  0.0000000000%

THE                                                                                                   Distribution Date:  4/25/02
BANK OF
NEW
YORK

5 Penn Plaza
New York, NY 10001

Attn:    Courtney Bartholomew
         212-328-7569

                                                       Countrywide Home Loans
                                                 Mortgage Pass-Through Certificates
                                                            Series 1999-6


Certificate Account

Beginning Balance                                                                                                            0.00

Deposit
Payments of Interest and Principal                                                                                   8,358,639.40
Liquidation Proceeds                                                                                                   309,713.50
All Other Proceeds                                                                                                           0.00
Other Amounts                                                                                                                0.00
                                                                                                                     ------------
Total Deposits                                                                                                       8,668,352.90



Withdrawals
Reimbursement of Servicer Advances                                                                                           0.00
Payment of Master Servicer Fees                                                                                         49,560.92
Payment of Sub Servicer Fees                                                                                             2,045.69
Payment of Other Fees                                                                                                        0.00
Payment of Insurance Premium(s)                                                                                          1,330.05
Payment of Personal Mortgage Insurance                                                                                       0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                                             0.00
Payment of Principal and Interest                                                                                    8,615,205.82
                                                                                                                     ------------
Total Withdrawals                                                                                                    8,668,142.47

Ending Balance                                                                                                           1,540.48



Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                3,508.40
Compensation for Gross PPIS from Servicing Fees                                                                          3,508.40
Other Gross PPIS Compensation                                                                                                0.00
                                                                                                                         --------
Total Net PPIS (Non-Supported PPIS)                                                                                         -0.00

Master Servicing Fees Paid                                                                                             49,560.92v
Sub Servicing Fees Paid                                                                                                  2,045.69
Insurance Premium(s) Paid                                                                                                1,330.05
Personal Mortgage Insurance Fees Paid                                                                                        0.00
Other Fees Paid                                                                                                              0.00
                                                                                                                      -----------
Total Fees                                                                                                              52,936.66


  THE                                                                                                 Distribution Date:  4/25/02
  BANK OF
  NEW
  YORK

  5 Penn Plaza
  New York, NY 10001

  Attn:  Courtney Bartholomew
         212-328-7569

                                                       Countrywide Home Loans
                                                 Mortgage Pass-Through Certificates
                                                            Series 1999-6

  -------------------------------------------------------------------------------
                             Delinquency Information
  -------------------------------------------------------------------------------
  Group 1
  -------
  Delinquency                                                         30 - 59 Days     60 - 89 Days         90+ Days         Totals
  -----------                                                         ------------     ------------         --------         ------
  Scheduled Principal Balance                                         4,006,869.61     1,798,425.46     2,550,808.86   8,356,103.93
  Percentage of Total Pool Balance                                       1.618906%        0.726622%        1.030610%      3.376138%
  Number of Loans                                                               34               14               16             64
  Percentage of Total Loans                                              1.744484%        0.718317%        0.820934%      3.283735%


  Foreclosure
  -----------
  Scheduled Principal Balance                                                 0.00            0.00              0.00   1,058,337.99
  Percentage of Total Pool Balance                                       0.000000%       0.000000%         0.000000%      0.000000%
  Number of Loans                                                                0               0                 0              9
  Percentage of Total Loans                                              0.000000%       0.000000%         0.000000%      0.461775%


  Bankruptcy
  ----------
  Scheduled Principal Balance                                                 0.00            0.00              0.00           0.00
  Percentage of Total Pool Balance                                       0.000000%       0.000000%         0.000000%      0.000000%
  Number of Loans                                                                0               0                 0              4
  Percentage of Total Loans                                              0.000000%       0.000000%         0.000000%      0.000000%


  REO
  ---
  Scheduled Principal Balance                                                 0.00            0.00              0.00     256,203.88
  Percentage of Total Pool Balance                                       0.000000%       0.000000%         0.000000%      0.103515%
  Number of Loans                                                                0               0                 0              4
  Percentage of Total Loans                                              0.000000%       0.000000%         0.000000%      0.205233%

  Book Value of all REO Loans                                                                                                  0.00
  Percentage of Total Pool Balance                                                                                        0.000000%

  Current Realized Losses                                                                                                125,824.65
  Additional Gains (Recoveries)/Losses                                                                                         0.00
  Total Realized Losses                                                                                                  304,967.24


  -------------------------------------------------------------------------------
                   Subordination/Credit Enhancement Information
  ------------------------------------------------------------------------------

  Protection                                                                                               Original        Current
  ----------                                                                                               --------        -------

  Bankruptcy Loss                                                                                        121,616.00     121,616.00
  Bankruptcy Percentage                                                                                   0.030357%      0.049137%
  Credit/Fraud Loss                                                                                    8,012,410.00   2,547,327.18
  Credit/Fraud Loss Percentage                                                                            2.000000%      1.029203%

  THE                                                                                                 Distribution Date:  4/25/02
  BANK OF
  NEW
  YORK

  5 Penn Plaza
  New York, NY 10001

  Attn:  Courtney Bartholomew
         212-328-7569

                                                       Countrywide Home Loans
                                                 Mortgage Pass-Through Certificates
                                                            Series 1999-6
  Protection                                                                                          Original            Current
  ----------                                                                                          --------            -------
  Special Hazard Loss                                                                             4,006,205.00       2,547,327.18
  Special Hazard Loss Percentage                                                                     1.000000%          1.029203%


  Credit Support                                                                                      Original            Current
  --------------                                                                                      --------            -------

  Class A                                                                                       376,983,440.00     224,965,015.63
  Class A Percentage                                                                                94.099883%         90.893184%

  Class M                                                                                        11,217,843.00      10,840,485.76
  Class M Percentage                                                                                 2.800117%          4.379909%

  Class B1                                                                                        5,007,756.00       4,839,302.24
  Class B1 Percentage                                                                                1.250000%          1.955236%

  Class B2                                                                                        2,804,343.00       2,710,008.42
  Class B2 Percentage                                                                                0.700000%          1.094932%

  Class B3                                                                                        1,802,792.00       1,742,148.35
  Class B3 Percentage                                                                                0.450000%          0.703885%

  Class B4                                                                                        1,201,861.00       1,161,431.92
  Class B4 Percentage                                                                                0.300000%          0.469256%

  Class B5                                                                                        1,602,484.79       1,246,431.68
  Class B5 Percentage                                                                                0.400001%          0.503599%




  ---------------------------------------------------------------------------------
                              Reserve Fund Information
  ---------------------------------------------------------------------------------

  Class A2 Reserve Fund
  ---------------------

  Beginning Balance                                                                                                      7,000.00
  Deposits                                                                                                                   0.00
  Accrued Interest                                                                                                           0.00
  Withdrawals                                                                                                                0.00
  Ending Balance                                                                                                         7,000.00

  Class A5 Reserve Fund
  ---------------------

  Beginning Balance                                                                                                     21,000.00
  Deposits                                                                                                                   0.00
  Accrued Interest                                                                                                           0.00
  Withdrawals                                                                                                                0.00
  Ending Balance                                                                                                        21,000.00

   THE                                                                                                Distribution Date:  4/25/02
   BANK OF
   NEW
   YORK

   5 Penn Plaza
   New York, NY 10001

   Attn: Courtney Bartholomew
         212-328-7569

                                                       Countrywide Home Loans
                                                 Mortgage Pass-Through Certificates
                                                            Series 1999-6

  Class A5 Rounding Account
  -------------------------
  Beginning Balance                                                                                                          0.00
  Deposits                                                                                                                   0.00
  Accrued Interest                                                                                                           0.00
  Withdrawals                                                                                                                0.00
  Ending Balance                                                                                                             0.00
